UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 22, 2007

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 22, 2007, NexMed, Inc. (the "Company") and its wholly-owned subsidiary NexMed International Limited ("NexMed International") entered into an amendment, effective as of February 13, 2007, to the exclusive global licensing agreement, dated September 13, 2005 (the "Agreement"), with Novartis International Pharmaceutical Ltd. ("Novartis"), for NexMed's proprietary NM100060 nail lacquer treatment for onychomycosis, commonly known as nail fungus.

Pursuant to the amendment, among other things, the parties agreed that the second milestone payment ($3 million) contemplated by the Agreement will be due and payable upon the seven month anniversary of the first visit of the last patient enrolled in the Phase III Clinical Trial for a Product containing the NexMed Formulation (as such terms are defined in the Agreement) rather than upon a determination by Novartis of a positive outcome of a six month analysis of such Trial. In addition, the Company assigned, and Novartis accepted, responsibility for the management of certain studies related to NM100060.

The Amendment is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference into this Item 1.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Amendment, effective as of February 13, 2007, to License Agreement between Novartis International Pharmaceutical Ltd., NexMed, Inc. and NexMed International Limited, dated September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: February 23, 2007